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Exhibit 10.35

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                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           COLUMBIA LABORATORIES, INC.

                                       AND

                           PHARMABIO DEVELOPMENT INC.

                                   Dated as of

                                  July 31, 2002

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                  STOCK PURCHASE AGREEMENT, dated as of July 31, 2002 (this
"Agreement"), by and between COLUMBIA LABORATORIES, INC., a Delaware corporation, whose address is 220 South Orange Avenue, Livingston, NJ 07039 (the "Company"), and PHARMABIO DEVELOPMENT INC., a North Carolina corporation, whose address is 4709 Creekstone Drive, Suite 200 Riverbirch Building, Durham, NC 27703 (the "Investor").

                  WHEREAS, the Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, 1,121,610 shares (the "Shares") of common stock, par value $.01 per share, of the Company ("Common Stock"), on the terms set forth in this Agreement (the "Stock Purchase").

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                   ARTICLE I

                                  Definitions
                                  -----------

                  SECTION 1.01 As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Purchase Price" shall have the meaning specified in
Section 2.01 herein.

                  "Alternate Market" shall mean the Nasdaq National Market, the Nasdaq Small Cap Market, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                  "AMEX" means the American Stock Exchange.

                  "BDS Agreement" means the Asset Purchase, License and Option Agreement between the Company and Bio-Mimetics, Inc. dated as of November 22, 1989, as amended.

                  "Board of Directors" means the board of directors of the Company.

                  "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks in North Carolina and New York are open for the conduct of their banking business.

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                  "Closing" shall have the meaning specified in Section 2.02 herein.

                  "Closing Date" shall have the meaning specified in Section
2.02 herein.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Company SEC Reports" shall have the meaning specified in
Section 3.05 herein.

                  "Debt" shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services,
(iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above. For the avoidance of doubt, Debt shall not include day-to-day obligations and payables incurred by the Company in the ordinary course of business.

                  "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Governmental Authority" means any foreign, Federal, state or local court or governmental or regulatory agency or authority.

                  "Law" means any United States Federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority.

                  "Master Services Agreement" means the agreement and initial work order, dated as of the date hereof, between the Company and Innovex LP, a New Jersey limited partnership, whose address is 10 Waterview Boulevard, Parsippany, NJ 07054 ("Innovex"), which is an Affiliate of the Investor, pursuant to which Innovex agrees to provide contract sales services to the Company.

                  "Material Adverse Effect" means a material adverse effect on the business, operations, properties or financial condition of the Company or the Investor, as the case may be, and its subsidiaries, taken as a whole; provided, however, that the following shall be excluded from any determination as to whether a Material Adverse Effect has occurred: (i) any effect resulting from or arising in connection with the Transaction Documents or the Transactions (or the disclosure, announcement or arrangement thereof), (ii) the effects of changes or conditions generally affecting the industry in which the Company or the Investor operates and (iii) changes in general economic, financial market, regulatory or political conditions.

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                  "Person" means any individual, partnership, corporation,
limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                  "Prospectus" shall mean the prospectus in the form included in the Registration Statement, as supplemented by any Prospectus Supplement.

                  "Prospectus Supplement" shall mean any prospectus supplement to the Registration Statement filed with the Commission pursuant to Rule 424(b).

                  "Registration Statement" shall mean the registration statement on Form S-3, Commission File Number 333-38230 under the Securities Act, as such Registration Statement may be amended from time to time.

                  "Royalty Agreement" means the Investment and Royalty Agreement by and between the Company and the Investor, dated as of the date hereof, pursuant to which the Investor agrees to purchase the right to receive royalties on certain products of the Company.

                  "Securities Act" means the Securities Act of 1933, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Serono Agreements" means the Marketing License Agreement by and among the Company, Columbia Laboratories (Bermuda) Limited, Ares Trading S.A. and Serono, Inc. and the Amended and Restated License and Supply Agreement by and between Columbia Laboratories (Bermuda) Limited and Ares Trading S.A., each dated as of June 4, 2002.

                  "Subsidiary" and "Subsidiaries" shall have the respective meanings specified in Section 3.07 herein.

                  "Transaction Documents" means, collectively, this Agreement, the Master Services Agreement, and the Royalty Agreement.

                  "Transactions" means, collectively, the Stock Purchase and the other transactions contemplated by the Transaction Documents.

                                   ARTICLE II

                                Purchase and Sale
                                -----------------

                  SECTION 2.01 Purchase and Sale. Upon the terms set forth in this Agreement, at the Closing, the Company shall sell to the Investor, and the Investor shall purchase from the Company, the Shares at a purchase price of $4.903667 per Share, for an aggregate purchase price of five million five hundred thousand dollars ($5,500,000) (the "Aggregate Purchase Price"). The Aggregate Purchase Price shall be paid as provided below in this Article II.

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                  SECTION 2.02     Closing. The Stock Purchase shall occur
concurrently with the execution and delivery of the Master Services Agreement and the Royalty Agreement by the parties thereto at 10:00 a.m. Eastern Time on the date of this Agreement (consummation of the Stock Purchase is referred to as the "Closing" and the date on which the closing occurs is referred to as the "Closing Date"), at such place as may be mutually agreed upon by the parties.

                  SECTION 2.03 Payment of Purchase Price; Delivery of the Shares. At the Closing:

                  (a) The Investor shall deliver to the Company the Aggregate Purchase Price via wire transfer of immediately available funds to such bank account as the Company shall designate in writing prior to the Closing.

                  (b) The Company shall deliver to the Investor a certificate or certificates for the Shares purchased by the Investor, which shall be in definitive form and registered in the name of the Investor and shall be imprinted with the legends described in Section 6.01 hereof.

                                  ARTICLE III

                  Representations and Warranties of the Company
                  ---------------------------------------------

                  The Company hereby represents and warrants to the Investor as of the date hereof as follows:

                  SECTION 3.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted.

                  SECTION 3.02 Authority and Consents. The Company has all necessary corporate power and authority to execute and deliver the Transaction Documents and to consummate the Transactions. The execution and delivery of the Transaction Documents and consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the Transactions. No further approval or authority of the stockholders of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein. Each of the Transaction Documents has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms. Except for (a) applicable filings, if any, with the Commission pursuant to the Exchange Act and the Securities Act, (b) filings with the

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AMEX in connection with the listing of the Shares, and (c) filings, if any, under state securities or "blue sky" laws, no consent, authorization or order of, or filing or registration with, any Governmental Authority is required to be obtained or made by the Company for the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions. Neither the execution, delivery and performance of the Transaction Documents by the Company nor the consummation by the Company of the Transactions will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of the Company; (ii) subject to the filings and other matters set forth in the preceding sentence, violate any Law applicable to the Company or any of its Subsidiaries or the Transactions; or (iii) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or its properties may be bound, except in the case of clauses (ii) and (iii) for such violation, lien, charge, security interest, default or encumbrance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.03     Capitalization.
                                   --------------

                  (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 34,332,112 shares were issued and outstanding as of the close of business on the date hereof, and 1,000,000 shares of preferred stock, of which 1,130 shares of Series B preferred stock were issued and outstanding, and 3,750 shares of Series C preferred stock were issued and outstanding, as of the close of business on the date hereof (the "Preferred Stock"). As of the date hereof, 7,547,618 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding stock options or warrants.

                  (b) Except as set forth on Schedule 3.03(b), there are no outstanding subscriptions, options, warrants, rights, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated (x) to issue or sell shares of its Common Stock or Preferred Stock, or (y) to register shares of its Common Stock or Preferred Stock. No holder of any security of the Company is entitled to any preemptive, subscription or similar rights to purchase any securities (including the Shares) of the Company, except as set forth on Schedule 3.03(b).

                  SECTION 3.04 The Shares. The Shares have been duly and validly authorized, and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and free and clear of all pledges, liens, encumbrances and restrictions (other than restrictions arising under this Agreement or federal or state securities or "blue sky" laws).

                  SECTION 3.05 The Company SEC Reports; Financial Statements. The Company has made available to the Investor (i) the Company's Annual Reports on

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Form 10-K for each of the fiscal years ended December 31, 2000 and December 31,
2001; (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 2001; and (iii) all other reports or registration statements filed by the Company with the Commission since January 1, 2001 (all such filings at (i) through (iii), collectively, the "Company SEC Reports"). As of their respective filing dates, the Company SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to the Company SEC Reports. None of such forms, reports or registration statements contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto when the same were filed and fairly presented, in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). The Company has filed with the Commission on a timely basis, or received a valid extension of such time of filing, all forms, reports and documents required to be filed by it under the Exchange Act since January 2, 2001.

                  SECTION 3.06 Absence of Undisclosed Liabilities. Except as and to the extent specifically reflected or reserved against on the consolidated balance sheets of the Company as of December 31, 2001, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, or otherwise disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries have any material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, arising out of transactions entered into, or any state of facts existing on or prior to the date of this Agreement that would be required under GAAP to be reported on the balance sheet of the Company, other than liabilities and obligations (1) arising in the ordinary course of business after December 31, 2001, which do not have a Material Adverse Effect, or (2) arising in connection with the Transactions, which do not have a Material Adverse Effect.

                  SECTION 3.07 Subsidiaries. Schedule 3.07 attached hereto sets forth each subsidiary of the Company as of the date hereof (each a "Subsidiary" and together its "Subsidiaries"), showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect. Each

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Subsidiary has all requisite corporate power and authority to carry on its business as now conducted.

                  SECTION 3.08 Absence of Changes. Except as disclosed by the Company in the Company SEC Reports, since December 31, 2001, (a) the Company and its Subsidiaries have not incurred any liabilities or obligations (indirect or contingent) or entered into any written or oral agreements or other transactions which are outside of the ordinary course of business which have had or which would reasonably be expected to have, and there have been no changes in the business or operations of the Company or any of the Subsidiaries which have had or which would reasonably be expected to have, a Material Adverse Effect;
(b) the Company and its Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; and (c) the Company has not paid or declared any dividends or other distributions with respect to its common stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations.

                  SECTION 3.09 No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not have a Material Adverse Effect on the Company, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default or default on the part of the Company as defined in such documents or instruments, except such defaults which individually or in the aggregate would not have a Material Adverse Effect on the Company.

                  SECTION 3.10     Material Agreements.
                                   -------------------

                  (a) Except as included or incorporated by reference in, or otherwise referred to in, the Company SEC Reports, or listed on Schedule 3.10(a), the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, "Material Agreements") if the Company was registering securities under the Securities Act. The Material Agreements are in full force and effect and the Company has in all material respects performed all the obligations required to be performed by it to date under such agreements, has received no notice of default and, to the best of the Company's knowledge, neither the Company nor any party obligated to the Company is in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect. All Material Agreements constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

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                  (b) Without limiting the foregoing, the BDS Agreement and the
Serono Agreements are in full force and effect and the Company and its Affiliates have in all material respects performed all their respective obligations required to be performed by them to date under such agreements, have received no notice of default and, to the best of the Company's knowledge, neither the Company nor its Affiliates nor any party obligated to the Company is in default under such agreements, the result of which could reasonably be expected to cause a Material Adverse Effect on the Company.

                  SECTION 3.11 No Litigation or Other Actions. There are no legal or governmental actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened to which the Company or any of its Subsidiaries is or may be a party or of which property owned, licensed or leased by the Company or any of its Subsidiaries is or may be the subject, which actions, suits, proceedings or investigations, individually or in the aggregate, might prevent or might reasonably be expected to have a material adverse affect on the transactions contemplated by the Transaction Documents or result in a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company's knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

                  SECTION 3.12 Properties (Other than Intellectual Property). The Company and each of the Subsidiaries have valid title to all the properties and assets reflected as owned by such entities in the Company SEC Reports, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in the Company SEC Reports, or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or Subsidiaries. The Company and each Subsidiary holds its leased properties under valid and binding leases. The Company and each Subsidiary owns, leases or licenses all such properties necessary for the conduct of its respective business (as described in the Company SEC Reports).

                  SECTION 3.13 Intellectual Property. The Company owns or has valid and enforceable rights to use all Intellectual Property (as defined below) necessary to conduct the Company's business as described in the Company SEC Reports including without limitation to develop, commercialize, market, make and distribute the Products (as defined in the Royalty Agreement) as described in the Company SEC Reports (collectively, the "Company Intellectual Property"). To the knowledge of the Company, none of the Company Intellectual Property infringes, misappropriates or makes any unauthorized use of any Intellectual Property of any other person, except as provided on Schedule 3.13. The Company has received no notice or other communication of any actual, alleged, or potential infringement, misappropriation or unauthorized use of Intellectual Property owned or used by any other person, except as provided on Schedule 3.13. To the knowledge of the Company, no person is infringing, misappropriating or making any unauthorized use of any the Company Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect. Except as included or

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incorporated by reference in, or otherwise referred to in the Company SEC
Reports, the Company has not entered into any agreement or arrangement, and the Company is not subject to any judgment, order or decree of any court or governmental or regulatory body limiting the Company' ability to exploit freely the Company Intellectual Property or to transact business in any market with any person, except as provided on Schedule 3.13. There is no pending or, to the knowledge of the Company, threatened action, claim, suit, proceeding or investigation before any court or any governmental or regulatory body challenging the validity, scope, ownership, or right to use the Company Intellectual Property, except as provided on Schedule 3.13. There are no actions, claims, suits or proceedings by the Company against any other person regarding the Company Intellectual Property or the Intellectual Property of such person. The Company is not aware of any Intellectual Property owned or controlled by any other person, or of any facts, circumstances or events, that would materially impair or prevent the Company from developing, commercializing, marketing, making and distributing the Products as contemplated by the Company SEC Reports. "Intellectual Property" shall mean all: trade, business and product names; trademarks; service marks; copyrights; patents; inventions; discoveries; trade secrets; business and technical information; proprietary compilations of data or information; know-how; formulas and techniques; methods; regulatory filings and approvals; computer software; all intellectual property rights, registrations, licenses and applications pertaining to any of the foregoing; and all related documentation and goodwill.

                  SECTION 3.14 Compliance. The Company has been and is in compliance in all material respects with all applicable Laws in respect of the conduct of its business and the ownership of its properties, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its respective business as now being conducted unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.15 Taxes. The Company has filed all federal, state, local and foreign income and other tax returns required to be filed by it and has paid or accrued all taxes shown as due thereon, except where failure to do so would not reasonably be expected have a Material Adverse Effect, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it that would reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.16 Transfer Taxes. On the Closing Date, all stock transfer or other taxes which are required to be paid in connection with the initial issuance of the Shares to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

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                  SECTION 3.17     Registration and Listing of Stock.
The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the AMEX, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the AMEX, nor has the Company received any notification that the SEC or the AMEX is contemplating terminating such registration or listing, except as presented on
Schedule 3.16.

                  SECTION 3.18 No Manipulation of Stock. The Company has not taken any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock in contravention of Regulation M under the Securities Act to facilitate or in connection with the Transactions.

                  SECTION 3.19 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 3.20 Insurance. The Company maintains insurance with sound and reputable insurance companies of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned, licensed or leased by the Company and its Subsidiaries against all risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

                  SECTION 3.21     Securities Matters.
                                   ------------------

                  (a) The Company has complied in all material respects with all applicable Laws, including securities laws, in connection with the offer, issuance and sale of the Shares hereunder.

                  (b) The Registration Statement has been declared effective by the Commission and there is no stop order suspending the effectiveness of the Registration Statement. The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto became effective and the Prospectus and any supplement or amendment thereto, including any Prospectus Supplement relating to the Shares, when filed with the Commission under Rule 424(b) under the Securities Act, complied as to form with the provisions of the Securities Act and did not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Commission has not issued any order preventing or suspending the use of any Prospectus.

                  (c) As of the Closing Date, the Registration Statement as supplemented by prospectus supplements does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) As of the Closing Date, the Company has taken (or soon as practical thereafter will take) all such action as is necessary, appropriate or customary to designate the Shares as shares being registered pursuant to the Registration Statement, including without limitation filing with the Commission an applicable Prospectus Supplement. The Company will deliver to Investor, without charge, and in such quantities reasonably requested by the Investor, copies of each form of Prospectus and Prospectus Supplement.

                  SECTION 3.22 Employees. As of the date hereof, the Company has no collective bargaining arrangements or agreements covering any of its employees. As of the date hereof, since January 1, 2001, no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

                  SECTION 3.23 Debt. No Debt is outstanding or owed by the Company except the Debt listed on Schedule 3.23. Set forth on Schedule 3.23 is a list of all amounts of outstanding Debt of the Company for borrowed money and the maturity dates thereof.

                  SECTION 3.24 Liens. No lien, mortgage, pledge or security interest exists upon or with respect to any of Company's properties or assets.

                                  ARTICLE IV

                 Representations and Warranties of the Investor
                 ----------------------------------------------

                  The Investor hereby represents and warrants to the Company as of the date hereof as follows:

                  SECTION 4.01 Organization; Authority; Consents; Enforceability. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. The Investor has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Stock Purchase. The execution and delivery of this Agreement and consummation of the Stock Purchase have been duly authorized by all necessary corporate action on the part of the Investor and no other corporate proceedings on the part of the Investor are necessary to authorize this Agreement or to consummate the Stock Purchase. This Agreement has been duly and validly executed and delivered by the Investor and constitutes a valid, legal and binding agreement of the Investor, enforceable against the Investor in accordance with its terms. Except for applicable filings, if any, with the Commission pursuant to the Exchange Act and the Securities Act, no consent, authorization or order of, or filing or registration with, any Governmental Authority is required to be obtained or made by the Investor for the execution, delivery and performance of this Agreement or the consummation of the Stock Purchase. Neither the execution, delivery and performance of this Agreement by the Investor nor the consummation by the Investor of the Stock Purchase will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of the Investor or (ii) subject to the filings and other matters set forth in the preceding sentence, violate any Law applicable to the Investor, except in the case of clause (ii) for such violations which would not reasonably be expected to have a material adverse effect on the ability of the Investor to timely perform its obligations under this Agreement. The Investor is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  SECTION 4.02 Investment. The Investor (a) is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (b) is acquiring the Shares for its own account, for investment and not with a view to the resale or distribution thereof in violation of any applicable securities Law; (c) understands that the Shares are subject to additional transfer and other restrictions set forth in this Agreement; (d) understands that an investment in the Shares involves a high degree of risk and the Investor may have to hold the Shares indefinitely and the Investor may lose its entire investment; (e) has conducted and completed to its satisfaction such "due diligence" and other investigations and evaluations in connection with this investment as it has deemed appropriate or advisable; and
(f) has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, form an investment decision with respect to, and protect its interest in connection with, its investment in the Shares.

                  SECTION 4.03 Compliance. The Investor has been and is in compliance in all material respects with all applicable Laws in respect of the conduct of its business and the ownership of its properties, except where failure to so comply would not reasonably be expected have a Material Adverse Effect.

                  SECTION 4.04 Securities Matters. The Investor has complied in all material respects with all applicable Laws, including securities laws, in connection with its purchase of the Shares hereunder.

                                   ARTICLE V

                                   Covenants
                                   ---------

                  SECTION 5.01 Covenants of the Company. The Company covenants with the Investor as follows, which covenants are for the benefit of the Investor and its permitted assignees, that:

                  (a) Securities Compliance. The Company shall notify the Commission and the AMEX in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required by applicable Law for the legal and valid issuance of the Shares to the Investor.

                  (b) Registration and Listing of the Shares. The Company will take all action necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Securities
Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein or in a transaction approved by the Company's shareholders. The Company will take all action necessary to continue the listing or trading of its Common Stock and the listing of the Shares purchased by Investor hereunder on the AMEX or an Alternate Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the AMEX or an Alternate Market, except pursuant to a transaction approved by the Company's shareholders.

                  (c) Compliance with Certain Material Agreements. The Company shall perform and fulfill all of its obligations, and shall cause its Affiliates to perform and fulfill all of their respective obligations, under the BDS Agreement and the Serono Agreements as necessary to maintain the Company's and its Affiliates' respective rights in such agreements in full force and effect in all material respects. The Company shall provide written notice to Investor within five (5) Business Days of the Company's or any of its Affiliate's receipt of any notice from any other parties to the BDS Agreement or the Serono Agreements proposing or threatening to terminate any such agreement.

                  (d) Columbia Laboratories (Bermuda) Limited Crinone License. Promptly following the Closing, the Company shall grant, and shall cause Columbia Laboratories (Bermuda) Limited to accept, a license to use certain patents, trademarks and technology related to its Crinone product as necessary and appropriate in connection with Columbia Laboratories (Bermuda) Limited's grant of a license of such Crinone patents, trademarks and technology to Ares Trading S.A. pursuant to the Amended and Restated License and Supply Agreement by and between Columbia Laboratories (Bermuda) Limited and Ares Trading S.A. dated as of June 4, 2002.

                  SECTION 5.02 Covenants of the Investor. The Investor covenants with the Company as follows, which covenants are for the benefit of the Company and its successors and permitted assigns, that:

                  (a) Lock-Up. The Investor hereby agrees that, the Investor shall not, directly or indirectly, sell, assign, convey, transfer, pledge, grant an option with respect to or otherwise dispose of or encumber any of the Shares (or any interest therein), without the prior written consent of the Company; provided that the foregoing restrictions shall terminate with respect to 12 1/2 % of the Shares on January 31, 2003, and with respect to an additional 12 1/2 % of the Shares on each of April 30, 2003, July 31, 2003, October 31, 2003, January 31, 2004, April 30, 2004, July 31, 2004, and October 31, 2004, and provided further that the foregoing restrictions in this Section 5.02(a) shall terminate as to 100% of the Shares upon the occurrence of an Event of Default under the Royalty Agreement. Notwithstanding the foregoing, the Investor shall be entitled to transfer the Shares to any Affiliate of the Investor provided that such Investor Affiliate shall have agreed in writing with the Company to be bound by the terms of this Agreement to the same extent, and in the same manner, as the Investor prior to such transfer. The Investor shall comply with all applicable Laws in connection with every offer, sale, or other transfer of the Shares. Any purported transfer in violation of this Section will not be registered on the books of the Company and shall be null and void.

                  (b) Stand-Still. In addition, the Investor agrees that for a period of two (2) years from the date of this Agreement, neither it nor any of its Affiliates will, unless (and then only to the extent) specifically approved in writing by the Company's Board of Directors, directly or indirectly, in any manner: (a) acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect beneficial interest in any voting securities of the Company or securities convertible into, or exchangeable for, such voting securities, or rights, warrants or options to acquire any voting securities of the Company; (b) make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Commission promulgated pursuant to Section 14 of the Exchange Act) or seek to advise or influence in any manner whatsoever any Person with respect to the voting of any voting securities of the Company; (c) form, join or any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company; (d) acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, other than pursuant to the Royalty Agreement, (i) any of the assets, tangible and intangible, of the Company or any of its Affiliates or
(ii) direct or indirect rights, warrants or options to acquire any assets of the Company or any of its Affiliates, in each case except for transactions in the ordinary course of business of the Company; (e) arrange, or in any way participate, directly or indirectly, in any financing for a purchase of securities prohibited by clause (a) above or assets prohibited by clause (d) above; (f) otherwise act, alone or in concert with others, to seek to propose to the Company or any of its stockholders any merger, business combination, restructuring, recapitalization or other transaction involving the Company or any of its Affiliates or otherwise seek, alone or in concert with others, to control, change or influence the management, board of directors or policies of the Company or any of its Affiliates or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company or any of its Affiliates; (g) make any request or proposal to amend, waive or terminate any provision of this Section; or (h) announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (a) through (g) of this Section; provided however that the foregoing restrictions in this Section 5.02(b) shall terminate upon the occurrence of an Event of Default under the Royalty Agreement.

                                   ARTICLE VI

                                  Miscellaneous
                                  -------------

                  SECTION 6.01     Legend.
                                   ------

                  (a) Each certificate representing Shares shall be stamped with legends substantially in the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER MATTERS SET FORTH IN A STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER OF THIS SECURITY AND THE INITIAL HOLDER HEREOF, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. NO REGISTRATION OF TRANSFER OF THIS SECURITY WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS HAVE BEEN COMPLIED WITH. ANY PURPORTED TRANSFER NOT IN COMPLIANCE SHALL BE NULL AND VOID.

                  (b) Upon written request of PharmaBio Development, Inc. tendering a stock certificate bearing the legend in Section 6.01(a), the legend in Section 6.01(a) shall be removed with respect to the portion of the Shares represented by the tendered stock certificate as to which the lock-up restriction in Section 5.02(a) has lapsed and the Company shall promptly issue a stock certificate without such legend with respect to all such unrestricted Shares as of the date of certificate issuance and a second stock certificate bearing the legend in Section 6.01(a) for the balance of the Shares represented by the tendered stock certificate that remain subject to the lock-up restriction in Section 5.02(a) as of the date of certificate issuance.

                  SECTION 6.02 Notices. All notices, demands, requests, consents or other communications (collectively, "Notices") required or permitted to be given hereunder, or that are given with respect to this Agreement, shall be in writing and shall be personally served, delivered by reputable "next business day" air courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

if to the Company, to:     Columbia Laboratories, Inc.
                           220 South Orange Avenue
                           Livingston, New Jersey 07039
                           Attention: General Counsel
                           Facsimile:  (973) 994-3001

if to Purchaser:           PharmaBio Development Inc.
                           4709 Creekstone Drive
                           Suite 200 Riverbirch Bldg.
                           Durham, NC 27703
                           Attn:  President
                           Facsimile:  (919) 998-2090
         with a copy to:   Smith, Anderson, Blount, Dorsett
                           Mitchell & Jernigan, L.L.P.
                           2500 First Union Capitol Center
                           Raleigh, NC 27601
                           Attn: Christopher B. Capel
                           Facsimile: (919) 821-6800

Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable "next business day" air courier service.

                  SECTION 6.03 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  SECTION 6.04 Dispute Resolution Procedures. The parties agree that any dispute, difference, claim, action, demand, request, investigation, controversy, threat, request for testimony or information or other question arising with respect to this Agreement or any of the transactions contemplated hereby shall be deemed a "Dispute" within the meaning of the Royalty Agreement and shall be resolved using the Dispute Resolution Procedures contained in the Royalty Agreement.

                  SECTION 6.05 Attorneys' Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

                  SECTION 6.06 Further Actions. Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

                  SECTION 6.07 Survival. The representations, warranties, covenants and agreements made herein by the Company and the Investor shall survive the Closing for a period of one year.

                  SECTION 6.08 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

                  SECTION 6.09 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties intended to be bound thereby.

                  SECTION 6.10 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.

                  SECTION 6.11 Titles and Headings; Rules of Construction. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) "or" is not exclusive; (c) "including" means including without limitation; and (d) words in the singular include the plural and words in the plural include the singular. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                  SECTION 6.12 Expenses; Brokers. Except as otherwise expressly provided in this Agreement, the Company and the Investor shall each bear all of their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby. Each of the parties hereto represents to the other party that neither it nor any of its Affiliates has used a broker or other intermediary in connection with the Transactions for whose fees or expenses any other party will be liable; and each party agrees to indemnify and hold the other party to this Agreement harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

                  SECTION 6.13 Press Releases and Public Announcements. Except as otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange or automated quotation system, each party shall, and shall cause its respective Affiliates to, not issue any press release or make any other public statement or disclosure relating to, connected with or arising out of the Transaction Documents or the Transactions without the other parties' prior written approval of the contents and the manner of presentation and publication thereof (which approval shall not be unreasonably withheld or delayed).

                  SECTION 6.14 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party hereto without the prior written consent of the other party hereto and any purported assignment without such consent shall be void and of no effect, provided that this Agreement and the rights, duties and obligations hereunder may be assigned or delegated by the Investor to any of its Affiliates at any time without the consent of the Company provided that such Investor Affiliate shall have agreed in writing with the Company to be bound by the terms of this Agreement to the same extent, and in the same manner, as the Investor prior to such transfer. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Person other than the parties and their respective successors and permitted assigns.

                  SECTION 6.15 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  SECTION 6.16 Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement and any such amendment by any party hereto will not become effective until counterparts hereof have been executed by both parties hereto. This Agreement may be executed by either party by delivery of such party's facsimile signature thereon.

                            [signature page follows]

                                  [Signature Page to Stock Purchase Agreement]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                     COLUMBIA LABORATORIES, INC.

                                                     By: /S/ Fred Wilkinson
                                                         ------------------
                                                     Name: Fred Wilkinson
                                                     Title: President & CEO
                                                             7/31/02

                                                     PHARMABIO DEVELOPMENT INC.

                                                     By: /S/ Ronald J. Wooten
                                                         --------------------
                                                     Name: Ronald J. Wooten
                                                     Title: President
                                                             7/31/02